UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported):
February 17, 2005

New Jersey State of Incorporation	Commission File Number 1-3822	21-0419870 I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 4.01 Change in Registrant’s Independent Registered Public Accounting Firm

Previous independent registered public accounting firm

On February 17, 2005, the Audit Committee of the Board of Directors of Campbell Soup Company (“Campbell”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees and the Campbell Soup Company Savings and 401(k) Plan for Hourly-Paid Employees (collectively, the “Savings Plans”). PwC will continue to act as the independent registered public accounting firm for the financial statements of Campbell.

PwC’s reports on the Plans’ financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2003 and 2002 and through February 17, 2005, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2003 and 2002 and through February 17, 2005, there have been no “reportable events” (as defined in Regulation S-K, Item 304(a) (1) (v)). PwC has furnished to Campbell and the Administrative Committee a copy of a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of PwC’s letter, dated February 17, 2005, is filed as Exhibit 16.1 to this Form 8-K.

New independent registered public accounting firm

On February 17, 2005, the Administrative Committee of the Savings Plans approved the engagement of The Siegfried Group LLP to audit the Savings Plans’ financial statements as of and for the year ended December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

16.1	Letter from PricewaterhouseCoopers LLP dated February 17, 2005, to the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)

Date: February 17, 2005

By:	/s/ Robert A. Schiffner
Robert A. Schiffner
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

16.1	Letter from PricewaterhouseCoopers LLP dated February 17, 2005, to the Securities and Exchange Commission.

4